UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 10, 2021

LIVENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-38694	82-4699376
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Walnut Street Philadelphia, Pennsylvania		19104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 215-299-5900

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LTHM	New York Stock Exchange

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act.

☐

Item 8.01.  Other Events.

Livent Corporation (“Livent” or the “Company”) filed a Preliminary Prospectus Supplement pursuant to Rule 424(b)(5) on June 9, 2021 (the “Preliminary Prospectus Supplement”). This Current Report on Form 8-K is being filed to correct typographical errors appearing on pages S-9 and S-10 of the Preliminary Prospectus Supplement. On page S-9 of the Preliminary Prospectus Supplement, revenue for the three months ended March 31, 2021 is inadvertently stated as $97.7 million. The correct amount is $91.7 million. On page S-10 of the Preliminary Prospectus Supplement, total current assets as of December 31, 2020 are inadvertently stated as $253.6 million. The correct amount is $249.8 million. The correct amounts appear in the Company’s previous filings under the Securities Exchange Act of 1934, as amended, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and its Annual Report on Form 10-K for the year ended December 31, 2020. Both amounts will be corrected in the final Prospectus Supplement relating to the offering described in the Preliminary Prospectus Supplement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIVENT CORPORATION (Registrant)

By:	/s/ GILBERTO ANTONIAZZI
Gilberto Antoniazzi, Vice President and Chief Financial Officer

Date: June 10, 2021